Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.
333-287967) pertaining to the 2019 Equity Incentive Plan and 2025 Incentive Award Plan of
our report dated March 06, 2026, with respect to the consolidated financial statements of
Ategrity Specialty Insurance Company Holdings included in this Annual Report (Form 10-K)
for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Tysons, Virginia
March 6, 2026